Exhibit 10.23

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT ("Agreement") is made and entered into as of September 28, 2012, by and between DIGITAL CINEMA DESTINATIONS CORP., a Delaware limited liability company (collectively, even if only one (1) entity, the "Members") and (ii) NORTHLIGHT TRUST I, a Delaware statutory trust ("NORTHLIGHT").  The Members, together with their respective successors and assigns, are sometimes referenced herein individually as an "Assignor" and collectively as the "Assignors" and NORTHLIGHT together with its successors and assigns, is referenced herein as the "Assignee."   Assignors and Assignee are sometimes referenced herein as the "Party(ies)."

BACKGROUND

A.           NORTHLIGHT has agreed to loan to Assignor up to the sum of Ten Million and No/100 Dollars ($10,000,000.00) (the "Loan"), pursuant to the terms of a certain Loan Agreement of even date herewith, between NORTHLIGHT and Assignor, DC Westfield Cinema LLC, a Delaware limited liability company, DC Cranford Cinema LLC, a Delaware limited liability company, DC Bloomfield Cinema LLC, a Delaware limited liability company, DC Cinema Centers, LLC, a Delaware limited liability company, DC Lisbon Cinema LLC, a Delaware limited liability company, each individually, a “Borrower”, and collectively, the “Borrowers” (the "Loan Agreement") and as further evidenced by a certain Promissory Note of even date herewith payable by Assignor to NORTHLIGHT (the "Note"; the Loan Agreement, Note, this Agreement and related documents are sometimes referenced herein individually as a “Loan Document” and collectively as the “Loan Documents”).

B.           Assignor, in turn, is the sole member of:

(i)           DC Westfield Cinema, LLC, a Delaware limited liability company (the “Westfield”).  Westfield was formed as of October 12, 2010, by the recording of Westfield's Certificate of Formation, identified as Entity File Number 4883762 in the Office of the Secretary of State in the State of Delaware, pursuant to a Limited Liability Company Agreement dated as of October 12, 2010 (the "Westfield Agreement").

(ii)           DC Cranford Cinema, LLC, a Delaware limited liability company (“Cranford”).  Cranford was formed as of October 12, 2010, by the recording of Cranford’s Certificate of Formation, identified as Entity File Number 4883760 in the Office of the Secretary of State in the State of Delaware, pursuant to a Limited Liability Company Agreement dated as of October 12, 2010 (the "Cranford Agreement").

(iii)           DC Bloomfield Cinema, LLC, a Delaware limited liability company (“Bloomfield”).  Bloomfield was formed as of January 13, 2011, by the recording of Bloomfield’s Certificate of Formation, identified as Entity File Number 4926790 in the Office of the Secretary of State in the State of Delaware, pursuant to a Limited Liability Company Agreement dated as of January __, 2010 (the "Bloomfield Agreement").

(1)

Exhibit 10.23

(vi)           DC Cinema Centers, LLC, a Delaware limited liability company (“Cinema Centers”).  Cinema Centers was formed as of April 25, 2011, by the recording of Cinema Centers’ Certificate of Formation, identified as Entity File Number 4973185 in the Office of the Secretary of State in the State of Delaware, pursuant to a Limited Liability Company Agreement dated as of March __, 2011 (the "Cinema Centers Agreement").

(v)           DC Lisbon Cinema, LLC, a Delaware limited liability company (“Lisbon”).  Lisbon was formed as of January 5, 2012, by the recording of Lisbon's Certificate of Formation, identified as Entity File Number 4883762 in the Office of the Secretary of State in the State of Delaware, pursuant to a Limited Liability Company Agreement dated as of January 9, 2012 (the "Lisbon Agreement").

Westfield, Cranford, Bloomfield, Cinema Centers and Lisbon are referred to both individually and collectively as the “Operating Company”.  The Westfield Agreement, Cranford Agreement, Bloomfield Agreement, Cinema Centers Agreement and Lisbon Agreement are referred to both individually and collectively as the “Operating Company Agreement”.

C.           Assignor, as the sole member of the Operating Company, is pledging its "Membership Interest" (as hereinafter defined) in Operating Company as security for the Loan.

D.           Assignor is the sole member of Operating Company and Operating Company will derive a substantial economic benefit from the Loan.

NOW, THEREFORE, in consideration of the sum of $10.00 and for other good and valuable consideration received by Assignors, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.           Certain Definitions.   Capitalized terms not defined herein shall have the meanings ascribed thereto in the Loan Agreement.  In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings:

A.           "Collateral" shall mean, collectively, the Membership Interest and all Proceeds.

B.           "Event of Default" shall mean (i) a default (beyond any applicable grace or notice period) in the performance by Assignor of any covenant hereunder; (ii) material inaccuracy, as of the date hereof, in any of the representations or warranties made by Assignor hereunder; or (iii) the occurrence of any Event of Default under any of the Loan Documents.

C.           "Membership Interest" shall mean, collectively, each of Assignor's interests as a member (now owned or hereinafter acquired) in Operating Company, together with all proceeds, rents, income, increases, profits and related rights, all sums or distributions (whether made in cash, tangible or intangible property of any kind or character, or otherwise) due or to become due to Assignor including all profits and income, and the accounts thereof, all surplus and capital, and the accounts thereof, all rights (if and to the extent provided in the Operating Company Agreement) in specific Operating Company property, including, if applicable, the equal right with the other members to possess the same for the Operating Company purposes, the rights, but not the duty, to participate in the management and administration of Operating Company's business and affairs, to require any information and account of the Operating Company's transactions and all other matters relating to the business and financial condition of the Operating Company, to inspect the Operating Company's books and records, including federal, state and local income tax returns, during the continuance of the Operating Company and to receive all allocations of loss, deduction, credit and other tax benefits allocable to Assignor from the Operating Company, and any and all other rights, title and interest of Assignor in the Operating Company and under the Operating Company Agreement, whether now existing or hereafter acquired or created, together with all products, proceeds, substitutions and additions of or to any of the foregoing.

(2)

Exhibit 10.23

D.           "Obligations" shall mean (i) all obligations and indebtedness of Borrower under the Loan Documents, whether of principal, interest, fees, expenses or otherwise now existing or hereafter contacted or incurred, and all extensions, renewals, refinancings, refunding, increases or decreases in the amount of such obligations and indebtedness in whole or in part; (ii) all costs and expenses incurred by Assignee in the collection of any of the obligations or indebtedness described in (i) above, including without limitation, reasonable in-house and outside counsel attorneys’ fees and legal expenses; and (iii) all future advances made by Assignee in accordance with the Loan Documents for the protection or preservation of the Collateral or any portion thereof.

E.           "Operating Company Agreement" shall have the meaning in Recital B above (as the foregoing may have been amended or any hereafter be amended, from time to time).

F.           "Proceeds" shall mean whatever is received when a Membership Interest or Proceeds are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, and all payments or distributions paid or payable on account of the Membership Interest.

2.           Security.  As security for the full and timely payment of the Obligations in accordance with the terms thereof and of the respective instruments or agreements now or hereafter evidencing the Obligations, Assignor agrees that Assignee shall have, and hereby grants to and creates in favor of Assignee, a security interest, under the New York Uniform Commercial Code (as in effect on the date hereof and as amended form time to time) (hereinafter called the "Code"), in and to all of Assignor's right, title and interest, whether now existing or hereafter arising, created or acquired in, to and under the Collateral.  In connection with the granting of such a security interest, Assignor hereby collaterally assigns, transfers and sets over unto Assignee, all of Assignor's right, title and interest, whether now existing or hereafter arising, created or acquired in, to and under the Collateral.

3.           Limitations on Assignee's Obligations Under the Operating Company Agreement.  Assignor acknowledges and agrees that, until such time as Assignee or its successors or assigns acquires title to the Membership Interest, this Agreement shall not in any way obligate Assignee or any of its successors and assigns to perform any of the now existing or hereafter accruing obligations of Assignor under the Operating Company Agreement, whether heretofore or hereafter accruing or arising, all with the same effect as though this Agreement had not been executed or delivered by Assignor.

(3)

Exhibit 10.23

4.           Assignee Has Rights and Remedies of a Secured Party.  In addition to all rights and remedies given to Assignee by this Agreement or any other Loan Document, Assignee shall have all the rights and remedies of a secured party under the Code.

5.           Provisions Applicable to the Collateral.  The parties hereto agree that, at all times during the term of this Agreement, the following provisions shall be applicable to the Collateral:

A.           Assignor shall keep accurate and complete books and records concerning the Collateral owned by it in accordance with the provisions of the Loan Documents.

B.           Assignee shall have the right to review the books and records of Assignor pertaining to the Collateral and to copy the same and make excerpts therefrom all at such reasonable times and as often as Assignee may reasonably request.

C.           Assignor shall maintain and keep its principal place of business at the addresses more particularly set forth in Section 11H below, and at no other location, without giving Assignee thirty (30) days prior written notice of any address change.

D.           Promptly upon request of Assignee from time to time, Assignor shall furnish Assignee with information concerning the Collateral as Assignee may reasonably request, including copies of all notices and communications with respect to the Operating Company or its respective properties, assets, operations or business which may be sent by Assignor to, or received from, the Operating Company.

E.           As long as Assignor retains title to the Membership Interest, Assignor shall have the right to exercise all voting and other rights under or pertaining to the Collateral; provided, however, all such rights and privileges shall be exercised in a manner which does not cause a violation of or default hereunder or under the Loan Agreement or any other Loan Document.  Notwithstanding and in limitation of the foregoing, Assignor does not retain and hereby acknowledges Assignee’s sole power and authority to cause the Company or its Manager, as the case may be, to reject any lease of real estate within the context of a bankruptcy involving the Assignor.  Assignee additionally has the right to take those action it deems necessary to protect Assignee’s direct or indirect interest in any such lease of real estate.

F.           Assignor will not authorize or consent to any amendment, revision or modification of the Operating Company Agreement without the prior written consent of Assignee.

G.           Except as permitted under the Loan Agreement, Assignor and the Operating Company shall not permit, without the prior written consent of Assignee (and otherwise in accordance with the provisions of the Loan Agreement):  (i)  any new member to be admitted to the Operating Company, or (ii) any transaction which would have the effect of diluting Assignor's Membership Interest.  Any violation of the terms hereof shall, at the option of Assignee, constitute a default hereunder, and Assignee shall have no obligation to allege or show any impairment of its security thereby and may pursue any legal or equitable remedies for default without such allegation or showing.

(4)

Exhibit 10.23

H.           Assignor has and will have good and marketable title to the Collateral from time to time owned or acquired by it, free and clear of all liens, encumbrances and security interests, except security interests granted to and created in favor of Assignee.  Assignor will defend such title against the claims and demands of all persons whomsoever.

I.           Assignor will not, without the prior written consent of Assignee, (i) borrow against the Collateral from any person, firm or corporation other than Assignee, (ii) create, incur, assume or suffer to exist any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of or conditional sale or other title retention agreement with respect to any of the Collateral except the security interest created hereunder, or sell or transfer any of the Collateral, (iii) permit any levy or attachment to be made against any of the Collateral except any levy or attachment relating to this Agreement, or (iv) permit any financing statement to be on file with respect to any of the Collateral, except financing statements in favor of Assignee.

J.           Assignor will faithfully preserve and protect Assignee’s security interest in the Collateral and will, at its own cost and expense, cause said security interest to be perfected and to continue to be perfected, and for such purpose Assignor will from time to time at the request of Assignee execute and file or record, or cause to be filed or recorded, such instruments, documents and notices, including without limitation, financing statements and continuation statements, as Assignee may deem reasonably necessary or advisable from time to time in order to perfect and continue perfected said security interest.  Assignor will do all such other acts and things and execute and deliver all such other instruments and documents, including without limitation, further security agreements, pledges and assignments, as Assignee may reasonably deem necessary or advisable from time to time in order to perfect, preserve and continue as perfected the priority of said security interest as a security interest in the Collateral prior to the rights of all other persons therein or thereto except for Assignee.  Upon payment in full of the Loan, Assignee will promptly file a termination of any UCC financing statements of record relating to the Collateral.

K.           Assignor does hereby irrevocably constitute and appoint Assignee its true and lawful attorney, coupled with the interest created hereby, with full power of substitution, for Assignor and in its name, place and stead, at any time after the occurrence and during the continuance of any Event of Default, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable in connection with or with respect to the Collateral, with full power to settle, adjust or compromise any claim thereunder or therefor as fully as Assignor could itself do, and to endorse or sign the name of Assignor on all negotiable instruments and any other commercial paper given in payment or in part payment thereof, and all documents of satisfaction, discharge or receipt required or requested in connection therewith, and in its discretion to file any claim or take any other action or proceeding, either in its own name or in the name of Assignor, or otherwise, which Assignee may deem necessary or appropriate to collect or otherwise realize upon any and all of the Collateral, or which may be necessary or appropriate to protect and preserve the right, title and interest of Assignee in and to such Collateral and the security intended to be afforded hereby.

(5)

Exhibit 10.23

Assignor’s exact legal name is correctly set forth next to its name in Section 11H below.  Assignor will not cause or permit any change to be made in its name, identity, or corporate, trust, limited liability company or partnership structure, unless Assignor shall have notified Assignee in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Assignee for the purpose of further perfecting or protecting the lien and security interest of Assignee in the Collateral.  Assignor’s  principal place of business and chief executive office, and the place where it  keeps its books and records relating to the Collateral has for the preceding four months (or, if less, the entire period of the existence of Operating Company) been and will continue to be (unless Assignor notifies Assignee of any change in writing at least thirty (30) days prior to the date of such change) the address of Assignor set forth in Section 11H.  Assignor’s FEIN/Social Security Number is 27-3164577 and Assignor’s charter number assigned by the state of incorporation or organization is Delaware.  Assignor shall promptly notify Assignee (i) of any change of its organizational identification number, or (ii) if Assignor does not now have an organizational identification number and later obtains one, of such organizational identification number.

6.           Representations and Warranties.  Assignor represents and warrants to Assignee as follows:

A.           The Operating Company is a valid and subsisting limited liability company and is duly organized and existing under the laws of the State of Delaware; the Operating Company Agreement is and remains in full force and effect, and a true, complete and correct copy of the Operating Company Agreement has been delivered to Assignee;

B.           Assignor has full right, power and authority to enter into this Agreement;

C.           Assignor is the owner of all Membership Interests in the Operating Company and is entitled to the rights and benefits thereof as set forth in the Operating Company Agreement;

D.           Neither Assignor nor the Operating Company has made any assignment for the benefit of creditors and there has not been filed any petition in bankruptcy (or any other commencement of a bankruptcy or similar proceeding) by or against Assignor or the Operating Company under any applicable bankruptcy, insolvency, reorganization or similar law;

E.           There is no agreement in effect with respect to either Assignor or the Operating Company, other than any agreement with Assignee, which would in any manner impair or prohibit the terms of this Agreement or the assignment of the Collateral as provided hereunder;

F.           Neither the execution or the delivery or this Agreement nor compliance with the terms and provisions hereof on the part of Assignor will violate any statute, license or regulation of any governmental authority or will breach, conflict with, or result in a breach of any of the terms, conditions or provisions of any agreement or instrument, other than any agreement with Assignee, to which Assignor or the Operating Company is a party or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon or give to others any interest or rights, including rights of termination or cancellation, in or with respect to, any of Assignor's or the Operating Company's property, assets, contracts, licenses or business;

(6)

Exhibit 10.23

G.           There are no mortgages encumbering the Property owned by Operating Company other than the mortgage in favor of Senior Lender; and

H.           Assignor's principal place of business is as set forth in Section 11H below.

The representations and warranties set forth in this Section 6 shall survive the execution, delivery and performance of this Agreement.

7.           Events of Default.

A.           In the event that any one or more Events of Default shall occur and be continuing or shall exist, then and in such event, Assignee shall have such rights and remedies in respect thereof which it may have at law or in equity or under this Agreement, including without limitation, the right to acquire Assignor's respective Membership Interests in the Operating Company pursuant to this assignment of such Membership  Interests, and, in such event, the party acquiring same shall have the right, but not the obligation, to be admitted as a member in the Operating Company with respect to each such Membership Interest, and the right to take possession of the same and to sell all or any portion of the Collateral at public or private sale, after ten (10) days prior written notice, at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Assignee in its sole discretion may determine, but in all respects in compliance with the requirements of the Uniform Commercial Code.  Assignee shall apply the Proceeds of any such sale and any Proceeds received by Assignee first to the payment of the reasonable costs and expenses incurred by Assignee in connection with such sale or collection, including without limitation, reasonable attorneys' fees and legal expenses, and second to the payment of all Obligations then due, whether on account of principal or interest or otherwise, as Assignee in its sole discretion may elect.

B.           Assignee may pursue its rights under the aforementioned remedies without first proceeding under any of the other remedies available under any other documents held by Assignee, and Assignee may resort to any remedies, at the same or different times, as Assignee may deem advisable in its sole discretion.

C.           After written notice of an Event of Default has been given to Assignor, Assignor shall cause all Proceeds collected by it to be delivered to Assignee forthwith upon receipt, in the original form in which received, bearing such endorsements or assignments by Assignor as may be necessary to permit collection thereof by Assignee and for such purpose.  Assignor hereby irrevocably authorizes and empowers Assignee, its officers, employees and authorized agents from and after the occurrence and continuance of an Event of Default, to endorse and sign the name of Assignor on all checks, drafts, money orders or other media of payments so delivered and such endorsements or assignments shall, for all purposes, be deemed to have been made by Assignor prior to any endorsement or assignment thereof by Assignee.  Assignee may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

(7)

Exhibit 10.23

8.           Limitation on Liability of Assignee.

A.           Neither Assignee nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their gross negligence or willful misconduct.

B.           Assignor does hereby agree to indemnify Assignee and to hold Assignee harmless against and with respect to any and all liability, deficiency, damage, cost or expense resulting from any misrepresentation, breach of warranty or representation or non-fulfillment of any covenant or agreement on the part of Assignor under this Agreement, and any and all actions, suits, proceedings, demands, assessments, judgments, costs, legal and accounting fees and other expenses incidental to the foregoing indemnification.

9.           Amendments.  The provisions of this Agreement may from time to time be waived, modified or amended with the written consent of Assignor and Assignee.  Any waiver, permit, consent or approval of any kind or character on the part of Assignee of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

10.           Defeasance and Assignability.  Upon payment in full of all of the Obligations, this Agreement shall terminate and be of no further force or effect.  Until such time, however, this Agreement shall remain in full force and effect as security for all of the Obligations and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  The satisfaction, or discharge, of any part of the Obligations hereby secured shall not in any way satisfy or discharge this Agreement.  This Agreement shall be binding upon and shall inure to the benefit of Assignor and the legal representatives, heirs, successors and assigns of Assignor, and Assignee and its successors and assigns.  Notwithstanding the foregoing, Assignor shall not assign any rights or delegate any of his duties under this Agreement, without the prior written consent of Assignee (and otherwise in accordance with the provisions of the Loan Agreement).

11.           Miscellaneous.

A.           The headings in this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

B.           If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

C.           No delay or failure on the part of Assignee in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of Assignee hereunder or under any of the Loan Documents, now or hereafter evidencing the Loan; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies of Assignee under this Agreement are cumulative and not exclusive of any rights or remedies which it might otherwise have.

(8)

Exhibit 10.23

D.           In the event of any action at law or suit in equity in relation to this Agreement, Assignor, in addition to all other sums which it may be required to pay, will pay a reasonable sum for in-house and outside counsel attorneys' fees and court costs incurred by Assignee in connection with the successful prosecution of such action or suit and all other expenses of collection.

E.           In no event shall Assignee have any obligation to proceed against Borrower, Assignor or any other person for any real or personal property pledged or mortgaged to secure the Obligations before seeking satisfaction from Assignor, and Assignee may proceed, prior or subsequent to, or simultaneously with, the enforcement of Assignee's rights hereunder, and exercise any right or remedy which it may have against any property, real or personal, as a result of any lien it may have as security for all or any portion of the Obligations.

F.           Should any stamp or other tax, now or hereafter become payable with respect to this Agreement or its execution or delivery, Assignor will promptly, following demand therefor, pay the same and hold Assignee harmless from the cost of same.

G.           All representations, warranties, covenants and agreements of Assignor contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement.

H.           All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto ("Notices") shall be in writing and shall be deemed to be given for purpose of this Agreement in regard to personal delivery or prepaid courier, on the day that such writing is delivered and in regard to telecopies on the date of transmission, as follows:

Assignee:

Northlight Trust I
One Grand Central Place
60 East 42nd Street
Suite 2800
New York, NY 10165
Attention:  Mark P. Hirschhorn
Fax:  ___________________

with a copy to:

Dickinson Wright PLLC
15 N. 4th Street
Columbus, Ohio  43215
Attention:   Harlan W. Robins
Fax:  (248) 433-7274

Assignors:

Digital Cinema Destinations Corp.
250 E. Broad Street
Westfield, NJ 07090
Attention:  Brian D. Pflug, CFO
Fax:  _______________
FEIN:  27-3164577

with a copy to:

Eaton & Van Winkle LLP
3 Park Avenue 16th Floor
New York, NY 10016
Attention:  Joseph L. Cannella, Esq.
Fax:  (212) 779-9928

(9)

Exhibit 10.23

or at such other address or telecopier number as any of the parties may from time to time designate by written notice given as herein required.  Rejection or refusal to accept or inability to deliver because no notice of changed address was given shall be deemed a receipt of such notice.

If any day on which any notice, demand, instruction or other communication is given or sent by any party hereto is not a business day, such notice, demand, instruction or other communication shall be deemed to have been given or sent on the business day next succeeding such non-business day.  This Section 11H shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving notice or demand in any situation or for any reason.

I.           This Agreement shall be deemed to be a contract under the laws of the State of New York and the execution and delivery hereof and the terms and provisions hereof shall be governed by and construed in accordance with the laws of said State including the Code.  Unless the context otherwise requires, all terms used herein which are defined in the Code shall have the meanings therein stated.

J.           This Agreement shall not operate to constitute Assignee as a mortgagee in possession of the Operating Company’s property, or to place responsibility for the control, care, management or repair of any improvements upon Assignee, nor shall it operate to make Assignee responsible or liable for any waste committed with respect to such property by any party, or for any hazardous material placed upon or found at the property, or for any dangerous or defective condition of the improvements or for any negligence in the management, up-keep, repair or control of the improvements resulting in loss, injury, death or damage to any contractor, sub-contractor licensee, invitee, employee or other party, or for any other thing or matter whatsoever, until such time that Assignee, as a substitute member of the Operating Company, assumes the obligations of Assignor thereunder and then only to matters thereafter arising.

K.           EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE OPERATING COMPANY AGREEMENT, THE NOTE, THIS AGREEMENT, THE LOAN AGREEMENT, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES.  NO PARTY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  IN THE EVENT OF A DISPUTE UNDER THE LOAN AGREEMENT, THE OPERATING COMPANY AGREEMENT, THE NOTE, OR THIS AGREEMENT, EACH PARTY HEREBY AGREES THAT EXCLUSIVE JURISDICTION AND VENUE LIES IN A COURT OF COMPETENT JURISDICTION IN NEW YORK COUNTY, NEW YORK.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

(10)

Exhibit 10.23

L.           All obligations of Assignor hereunder are joint and several obligations of the Members.

M.           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.  Each of the counterparts shall constitute but one and the same instrument and shall be binding upon each of the parties individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the Assignors hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

[Remainder of page intentionally blank; signature page to follow]

(11)

Exhibit 10.23

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first-above written.

MEMBERS/ASSIGNOR: DIGITAL CINEMA DESTINATIONS CORP., a Delaware corporation

By:	/s/ A. Dale Mayo
Name:	A. Dale Mayo
Title:	CEO

ASSIGNEE: NORTHLIGHT TRUST I, a Delaware statutory trust By: Northlight Special GPI, LLC, its Manager

By:	/s/ Mark Hirschhorn
Name:	Mark Hirschhorn
Title:	Manager

BLOOMFIELD 51757-7 1222417v3B

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